EXHIBIT 99.1

WestRock Announces Consumer and Corrugated Leadership

NORCROSS, Ga., Sept. 08, 2016 (GLOBE NEWSWIRE) -- WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced that Bob Feeser has been named president of Consumer Packaging and Jeff Chalovich has been named president of Corrugated Packaging.  Jim Porter, who currently serves as president of Paper Solutions, will transition to a new role as president of Business Development and Latin America, and Craig Gunckel has been named president, Enterprise Solutions.

Feeser has served as executive vice president of Consumer Paper and Global Solutions for WestRock, and prior to the merger of RockTenn Company and MeadWestvaco Corporation (MWV), he was executive vice president of Global Operations for MWV.  In his new role as president of Consumer Packaging, he will report to Steve Voorhees, chief executive officer of WestRock, and be responsible for the commercial activities and operations of the company’s consumer paper and packaging businesses. He will also maintain his current responsibilities for innovation and the Asia-Pacific region.

Chalovich most recently served as executive vice president of Corrugated Containers and Commercial Excellence. Prior to the merger of RockTenn and MWV, he served as senior vice president of Corrugated Containers for RockTenn. As president of Corrugated Packaging, he will also report to Voorhees and will be responsible for the commercial activities and operations of the company’s containerboard mills and corrugated packaging facilities. He will continue to lead WestRock’s Commercial Excellence organization.

In his new position as president of Business Development and Latin America, Porter will lead the Brazil and forest resources organizations and play a key role in expanding the company’s customer relationships and developing new investment and acquisition opportunities. He will continue to serve as one of WestRock’s two representatives on the board of directors of the company’s joint venture with Grupo Gondi. Over the next year and a half until his retirement, he will act as a strategic advisor to our management team to ensure the successful transition of key customer and industry relationships.

Gunckel most recently served as executive vice president, Folding Carton, Merchandising Displays and RTS Packaging for WestRock. In this new role as President, Enterprise Solutions, he will lead WestRock’s initiatives to provide additional structure and support to the company’s marketing of its full capabilities. He will also report to Voorhees.

“I am pleased to announce these new leadership appointments, which are designed to enhance our strategic focus, accelerate decision making and improve operational results as we realign our organization across our Consumer Packaging and Corrugated Packaging businesses," said Voorhees. “Since our merger, we have made significant progress in positioning WestRock for future growth and profitability. This leadership transition should enhance our ability to execute our strategy and achieve our aspiration to become the premier paper and packaging company in the markets that we serve.”

About WestRock

WestRock (NYSE:WRK) aspires to be the premier partner and unrivaled provider of paper and packaging solutions in consumer and corrugated markets. WestRock's 39,000 team members support customers around the world from more than 250 operating and business locations spanning North America, South America, Europe and Asia. For more information, visit www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on WestRock’s current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that the leadership transition should enhance WestRock’s ability to execute its strategy and achieve its aspiration to become the premier paper and packaging company in the markets that it serves. With respect to these statements, WestRock has made assumptions regarding, among other things, economic, competitive and market conditions generally and competitive conditions in WestRock's businesses. Further, WestRock's businesses are subject to a number of general risks that would affect any such statements including, among others, adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in WestRock’s filings with the Securities and Exchange Commission, including Item 1A “Risk Factors” in WestRock’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

WestRock

Investors:
Matt Tractenberg, 470-328-6327
Vice President, Head of Investor Relations
matt.tractenberg@westrock.com

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com

Media:
Chris Augustine, 470-328-6305
Director, Corporate Communications
mediainquiries@westrock.com